Exhibit 10.O

                 AMERICAN STORES COMPANY

                     KEY MANAGEMENT
         LONG-TERM PERFORMANCE INCENTIVE PLAN

                   1994 - 1995 - 1996
                   __________________






















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                         AMERICAN STORES COMPANY
                             KEY MANAGEMENT
                   LONG-TERM PERFORMANCE INCENTIVE PLAN
                           1994 - 1995 - 1996



PLAN PURPOSE
____________

The purposes of the American Stores Company Long-Term Performance Incentive Plan are to:

         o focus executive's attention prospectively on long-term results and balance the effect of the short-term incentive plan;

         o direct attention to overall corporate performance and reward achievement of the Company's long-term financial goals; and

         o maintain the competitiveness of the American Stores' compensation program, and assist in retaining executives.

ELIGIBILITY
___________

Participation in the American Stores Company Long-Term Performance Incentive Plan is limited to key executives who have a significant impact on the long-term results of the Company. Participation will be on a selected basis, reflecting position responsibilities and impact on long-term results.

PERFORMANCE CYCLES
__________________

Performance cycles will be three years in length, with a new cycle starting every year. Cash payments, if warranted by Corporate performance, will be made at the end of the three-year cycle. Thus, assuming performance goals continue to be met, payments will be made annually once the first cycle has been completed, based on results over the previous three years.

TARGETED AWARDS
_______________

Long-term performance award opportunities are designed to balance the effect of the Company's short-term incentive awards, to provide meaningful long-term incentive compensation and to result in competitive total direct compensation levels. The degree of attainment of the Corporation's long-term performance goals determines the actual size of the participant's awards. Target awards are 20% of the participants' average annual base salary over the three-year performance cycle. The maximum award attainable is 70% of the participant's average annual base salary over the three-year performance cycle.

PERFORMANCE MEASUREMENT
_______________________

The 94-95-96 Plan will be based on total earnings performance based on Earnings Per Share (E.P.S.).


At or before the beginning of each performance cycle, the specific performance criteria will be set by the Compensation and Stock Option Committee.

DETERMINATION OF INDIVIDUAL AWARDS
__________________________________

The award schedule is shown in Exhibit I. Exhibit II provides an example of the performance award calculation.

The E.P.S. award is based upon how the Company's total E.P.S. over the three-year cycle compares to a preset goal, as set by the Board of Directors. As an example, if American Stores' total three year E.P.S. is 100% of target, the E.P.S. award would be 20% of the participant's average annual base salary over the three-year performance cycle.

ADMINISTRATION OF PLAN
______________________

The following are administrative guidelines for the American Stores Company Long-Term Performance Incentive Plan:

         o The Compensation and Stock Option Committee of The Board of Directors has final approval of the Plan. Determination of attainment of the performance measure will be made by the Compensation and Stock Option Committee.

         o Awards will be made in April following each performance cycle, after the final financial results of American Stores Company have been approved.

         o    All awards will be made in cash.

         o In the case of death, disability as determined under the American Stores Long-Term Disability Plan, or retirement at or after age 57, a pro rata award will be made based upon the number of months of service completed during the award cycle (s) and the participant's average annual base salary. Payment will be made at the regular time at the end of the performance cycle(s) (i.e., after the final financial results of American Stores Company have been approved).

         o Individuals who are selected to participate in the Plan during a cycle will receive an award prorated based on the length of time they were participants in the Plan.

         o In the event your position responsibilities change (other than termination) to the extent that it is determined that you are no longer eligible to participate in the Plan, you will be paid at the end of the cycle an award prorated on the basis of time you were a participant.

         o Unless otherwise approved in writing by the Chairman of the Board, any participant who resigns or is terminated during a performance cycle forfeits all rights to any awards.

         o The Compensation and Stock Option Committee has authority to interpret the Plan and make all determinations required to administer the Plans.





         o For those bonus payments made after the calendar year in which the employee retires at or after age 57, or in the case of death, an additional payment will be made at the same time the bonus payment is made. The calculation for this payment will be:

              Bonus payment X the latest available company contribution on pay factor.

                                            Plus

              Bonus payment X 6% X the latest available company match on personal deposits factor.



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                                   EXHIBIT I


                            AMERICAN STORES COMPANY

                       94-95-96 LONG-TERM INCENTIVE PLAN
                       _________________________________


                             E.P.S. AWARD SCHEDULE
                             _____________________


Total Three Year          Performance Award As A
E.P.S. As  Percent        Percent of Average Annual
    of Target             Base Salary For the Cycle *                Ratio
__________________        ___________________________                _____

    120% +                           70%
                                                                      3:1
    110%                             40%
                                                                      2:1
    100%                             20%
                                                                      1:1
     90%                             10%
                                                                      1:1
     80%                              0


* Performance award is paid at the end of each performance cycle (one cycle ending every three years), and is calculated using average annual base salary over the three-year performance cycle times the percentage performance award earned.



                   EARNINGS PER SHARE FOR 1994 - 1995 - 1996 PLAN


                        THREE YEAR TARGETED  E.P.S. IS $_____



The three year target E. P. S. of $_____ is based on the current number of outstanding common shares which is approximately 71,000,000. In the event that the amount of common shares outstanding is increased through stock dividends or stock splits or conversion of convertible debt the target earnings per share will be adjusted.












                                 EXHIBIT II


                          AMERICAN STORES COMPANY


                      PERFORMANCE AWARD CALCULATIONS
                      ______________________________


                               1994-1995-1996
                               ______________


To calculate your bonus determine the actual E.P.S. as a percentage of target and convert this into the "performance award" as a percent of average annual base salary.

For example, if total 3 year E.P.S. as a percent of target is 105%, the performance award is 30% of your average annual base salary:

     20% at target plus 2% for each 1% above 100% of target - 5 x 2% = 10% - for a total of 30%

"Average annual base salary" is calculated by totaling wages while a participant and dividing by 3


   Example #1:     Year      Wage          Participant for full cycle
                   ____      ____

                    94      95,000
                    95     100,000         "average annual base
                    96     105,000         salary" is 100,000

Average annual base salary x performance award as a percent of average annual base wage = LTIP Bonus Award
             100,000       X        30%         = LTIP Bonus of $30,000
_____________________________________________________________________________


   Example #2:     Year      Wage          Participant for last 30
                   ____      ____          months of cycle
                    94      47,500         "average annual base
                    95     100,000         salary" is 84,167
                    96     105,000


Average annual base salary x performance award as a percent of average annual base wage = LTIP Bonus Award

              84,167       X        30%         = LTIP Bonus of $21,883